UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 19, 2007
Cardica, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51772 (Commission File Number)	94-3287832 (I.R.S. Employer Identification No.)
900 Saginaw Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Agreement.
     On September 19, 2007, Cardica, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the License, Development and Commercialization Agreement (the “License Agreement”) between the Company and Cook Incorporated (“Cook”), dated December 9, 2005. Under the Amendment, Cook will fund certain development activities, and the Company and Cook agreed to jointly develop a second device in the vascular closure device product line, under substantially the same terms as provided in the License Agreement. Pursuant to the Amendment, Cook agreed to pay to the Company up to $750,000 for the development of the second product, and the Company is entitled to royalties on any sales of the second product by Cook.
     The foregoing description of the Amendment to the License Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: September 24, 2007	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

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